UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 17, 2012

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction

of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington (Address of Principal Executive Offices)	98052-6399 (Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On February 17, 2012, the Microsoft Corporation Board of Directors appointed John E. Thompson, age 62, to the Microsoft Board of Directors. Mr. Thompson is Chief Executive Officer and a director of Virtual Instruments Corporation, a private company. He is also a director of United Parcel Service, Inc. The press release announcing his appointment is attached as Exhibit 99.1.

Mr. Thompson will receive the same compensation as other non-employee Microsoft directors, consisting of:

•	A total annual retainer of $250,000 per year with approximately $150,000 of the retainer provided in the form of a stock award. A prorated portion of the retainer is paid quarterly in arrears.

•	Reimbursement of reasonable expenses incurred in connection with board-related activities

Mr. Thompson and Microsoft have entered into the standard Microsoft director indemnification agreement, whereby Microsoft agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Microsoft Corporation dated February 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: February 21, 2012	/s/ JOHN A. SEETHOFF
John A. Seethoff Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release dated February 20, 2012

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